Exhibit 10.3

October 27, 2004

Allan Haims

The Wet Seal, Inc.

26972 Burbank

Foothill Ranch, California 92610

Dear Allan:

I would like to formalize our discussions with regard to changes in your employment at The Wet Seal, Inc.

Allan, we would like you to continue your role as President, and the Compensation Committee has agreed and authorized me to offer a grant to you 155,000 shares of restricted stock in Wet Seal. The shares would vest 25% on the first anniversary of the grant, and 25% on the second anniversary, and 50% on the third anniversary. The vesting period would be three years. In the event of involuntary termination, vesting will be accelerated on the next tranche of options, e.g., if termination were to occur before the first anniversary of the grant, 25% of the grant would become vested; if termination were to occur after the first but before the second anniversary of the grant, an additional 25% of the grant would become vested. If involuntary termination, occurs in connection with a Change in Control (as defined below), then the full grant will be immediately vested.

“Change in Control” means an event consisting of any person or group both (a) becoming the beneficial owner directly or indirectly of 20% or more of the outstanding voting securities of The Wet Seal, Inc. and (b) of whose beneficial share ownership exceeds the numbers of shares owned beneficially by all directors an officers of The Wet Seal, Inc. (excluding shares owned beneficially by any director or officer who is the person or a member of the group). The existence of a “group” and the “beneficial ownership” of shares shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

I would ask that you please return a signed copy to me agreeing to these terms and conditions so that I may pass this on to the Compensation Committee as soon as possible.

Sincerely,

/s/ Peter D. Whitford
Peter D. Whitford
Chairman and Chief Executive Officer

/s/ Allan Haims
Allan Haims
President

Date: 11/1/04

26972 burbank

foothill ______________ ___ RE EMPLOYMENT

949 583 9029 949 583 0715 fax